Exhibit 10.35

THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT

This THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Amendment”), dated as of September 8, 2023 (the “Third Amendment Effective Date”), is entered into by and among Neptune Wellness Solutions Inc., a corporation incorporated under the Business Corporations Act (Québec) and domiciled in Canada (the “Company”), Neptune Growth Ventures, Inc., a Delaware corporation (“NGV”), Sprout Foods, Inc., a Delaware corporation (“Sprout”), CCUR Holdings, Inc., a Delaware corporation, as collateral agent (in such capacity, “Collateral Agent”) and a Purchaser, and the other Purchasers party hereto.

RECITALS:

WHEREAS, reference is made to the Note Purchase Agreement dated as of January 12, 2023 (as amended by that certain Waiver and First Amendment to Note Purchase Agreement, dated March 9, 2023, that certain Waiver and Second Amendment to Note Purchase Agreement, dated May 22, 2023 and effective as of May 15, 2023, as amended by this Amendment and as further amended, restated, supplemented or otherwise modified from time to time as of the date hereof, the “Note Purchase Agreement”; capitalized terms used in this Amendment but not otherwise defined herein have the meanings given to such terms in the Note Purchase Agreement) among the Company, the Guarantors from time to time party thereto, the Collateral Agent, and the Purchasers from time to time party thereto;

WHEREAS, the Company has provided notice to the Collateral Agent that a final award in an amount in excess of $150,000 was entered against it and Sugarleaf Labs, Inc. in the consolidated arbitration proceedings styled as Neptune Wellness Solutions, Inc. v. PMGSL Holdings, LLC, ICDR Case No. 01-20-0015-1057, and Galloway v. Neptune Wellness Solutions, Inc., ICDR Case No. 01-20-0015-1093, Final Award (Aug. 23, 2023), on or about August 23, 2023 (the “Arbitration Judgment”);

WHEREAS, the Arbitration Judgment is a Default under the Note Purchase Agreement (the “Arbitration Default”) and shall become an Event of Default under Section 11.1(j) of the Note Purchase Agreement if not vacated or stayed pending appeal on or by September 22, 2023 (the “Dismissal Deadline”);

WHEREAS, the Company has requested that the Purchasers consent to an extension of the Dismissal Deadline by a period of sixty (60) days, and subject to the satisfaction of the conditions set forth herein, the Purchasers signatory hereto are willing to do so, on the terms set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

Section 1.[Reserved].

Section 2.Amendments to Note Purchase Agreement.  Effective as of the Third Amendment Effective Date, subject to the satisfaction of the conditions precedent set forth in Section 7 of this Amendment, the Note Purchase Agreement is hereby amended as follows:

(a)New Definitions.  Section 1.1 of the Note Purchase Agreement is hereby amended by inserting the following definitions, in appropriate alphabetical order:

i.

“Third Amendment” means that certain Third Amendment to Note Purchase Agreement, dated as of September 8, 2023, by and among the Company, the other Loan Parties party thereto, Sprout, the Collateral Agent, and the Purchasers party thereto.

ii.	“Third Amendment Effective Date” means September 8, 2023.

Section 3.Amendment of Dismissal Deadline.  Subject to the satisfaction of the conditions precedent set forth in Section 7 of this Amendment, solely with respect to the Arbitration Default, the Dismissal Deadline set forth in Section 11.1(j) of the Note Purchase Agreement is hereby extended to November 21, 2023, which date may be extended in the Collateral Agent’s sole discretion upon written request made by the Loan Parties to the Collateral Agent no later than fifteen (15) days prior to the expiration of the then-current extension period.

Section 4.Interest Rate Changes.  Notwithstanding anything to the contrary in Section 3.1 of the Note Purchase Agreement, beginning on the Third Amendment Effective Date, interest on the sum of the outstanding principal amount of each Note shall accrue at the rate of twenty four percent (24%) per annum.

Section 5.Note Collateral.  Notwithstanding anything to the contrary herein, the Arbitration Default shall be deemed a Triggering Event under that certain Pledge and Collateral Assignment of Sprout Documents dated as of January 12, 2023, by and among NGV, the Collateral Agent and Sprout (the “Pledge Agreement”).  Until such time as the Arbitration Default is cured, each of NGV and Sprout hereby agree that Collateral Agent shall have the rights and authority granted to it pursuant to Section 3 of the Pledge Agreement.

Section 6.Loan Parties’ Certifications.  The Loan Parties hereby certify to each Purchaser that:

(a)immediately prior to and after the Third Amendment Effective Date, (i) all representations and warranties by the Loan Parties contained herein and in any of the other Note Documents (including, without limitation, Article 6 of the Note Purchase Agreement) are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the Third Amendment Effective Date, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date);

(b)no Default or Event of Default has occurred or is continuing;

(c)no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; and

(d)since the Closing Date, there have been no amendments or modifications made to any of the Sprout Pledged Debt.

Section 7.Conditions to Effectiveness.  This Amendment shall become effective upon the Purchasers’ reasonable satisfaction that the following conditions precedent have been satisfied:

(a)the execution and delivery of this Amendment by the Loan Parties, the Collateral Agent and the Purchasers party hereto;

(b)Until the indefeasible payment in full in Cash of all of the Obligations (excluding contingent indemnification obligations for which no claims have been made), the Company shall cause Sprout to give the Collateral Agent notice of (in the same manner notice is given to directors, managers, governors or individuals acting in similar capacities), and permit one representative of Collateral Agent (the “Board Observer”) to attend as an observer (but with no voting rights), each meeting (whether telephonic or in-person) of Sprout’s board of directors, any subsidiary boards and all committees thereof, and meetings of the holders of their Capital Stock (other than routine calls with such holders), and shall provide the Board Observer with copies of all materials given to members of such board or committee thereof in connection with each such meeting as and when distributed to the members.  Notwithstanding the foregoing, neither Collateral Agent nor any Purchaser nor such Board Observer shall have the right to receive any information that would jeopardize or otherwise impair Sprout’s or any of their Affiliates’ attorney-client privilege, as determined in Sprout’s reasonable discretion upon advice of counsel.  As a condition to attending any meetings or receiving any information described herein, Board Observer shall have entered into a confidentiality agreement on terms satisfactory to the Company and Sprout.  The necessary and reasonable documented travel expenses incurred by the Board Observer in attending any board or committee meeting held in-person shall be promptly reimbursed by Sprout.  Sprout will cause its board of directors to meet telephonically or in-person not less often than quarterly.  Board Observer may elect to attend each meeting in-person (if such meeting is being held in-person) or telephonically.  Subject to the conditions set forth herein, Collateral Agent may change the individual identified as its Board Observer from time to time at its sole discretion.  The Collateral Agent’s Board Observer rights shall automatically terminate upon the indefeasible payment in full in Cash of all of the Obligations (excluding contingent indemnification obligations for which no claims have been made).  Sprout acknowledges and agrees that the Board Observer shall not owe any fiduciary or other duties to the Sprout or equityholders of Sprout or any Subsidiary or otherwise have any managerial or other duties or liabilities to such Persons, its Affiliates or their equityholders while participating as an observer.  The Loan Parties and Sprout shall jointly and severally indemnify and hold harmless the Collateral Agent from and against all losses related to, caused by, resulting or arising from or in connection with the exercise of the rights granted by this Section 7(b); provided, that the Collateral Agent shall not be indemnified by any Loan Party or any of its Subsidiaries for any expenses, liabilities or losses to the extent that a court of competent jurisdiction has finally determined that such are attributable to the Collateral Agent’s (i) bad faith, gross negligence, willful malfeasance or fraud or (ii) knowing and material violation of law.

(c)the Purchasers shall have received payment of reasonable documented out-of-pocket fees, expenses and disbursements (including the legal fees and expenses of K&L Gates LLP) required to be reimbursed or paid by the Company hereunder, under Section 2.2(a) of the Note Purchase Agreement or under any other Note Document;

(d)the Purchasers shall have received such documentation as any Purchaser shall reasonably request, all in form and substance satisfactory to the Purchasers, including, without limitation, written consents and secretary’s certificates with respect to the Loan Parties (with customary attachments); and

(e)all certifications, representations and warranties set forth in Section 6 above shall be true and correct and complete.

Section 8.Post-Closing Covenant.  No later than five (5) days after the Third Amendment Effective Date, the Collateral Agent shall have received a written acknowledgement by NH Expansion Credit Fund Holdings LP (“MS”), acknowledging (i) the assumption by the Collateral Agent of all of Assignor’s (as defined in the Pledge Agreement) rights with respect to the Sprout Pledged Debt in a manner consistent with Section 3 thereof, and (ii) that such Person shall treat the Collateral Agent as having all rights under Section 3 of the Pledge Agreement.

Section 9.Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment in any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.  Any signature page to this Amendment delivered by facsimile transmission or e-mail (.pdf format) shall have the same force and effect as if the original thereof had been delivered. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Note Documents, including any assignment agreement or in any amendment, waiver, modification or consent relating hereto shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable laws, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

Section 11.Further Assurance.  The Company and each Purchaser hereby agrees from time to time, as and when requested by the Required Holder, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Required Holders may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment.

Section 12.Governing Law.  The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Amendment, including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

Section 13.Severability.  The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

Section 14.Effects of Amendment on Note Documents.  Each party hereto acknowledges and agrees that, on and after the Third Amendment Effective Date, (i) this Amendment shall constitute a Note Document for all purposes under the Note Purchase Agreement and (ii) each reference in any Note Document, and in any other document or instrument incidental thereto, to the “Note Purchase Agreement” shall mean and be a reference to the Note Purchase Agreement, as amended by this Amendment.

Section 15.Reaffirmation.  Each Loan Party signatory hereto, as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Person grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Note Documents to which it is a party (after giving effect to this Amendment), (ii) confirms that, as of August 31, 2023, and assuming no further repayment of any such Notes prior thereto, the principal amount of the Notes outstanding under the Note Purchase Agreement shall be $2,304,111 (which, for the avoidance of doubt, excludes the Exit Fee and Collateral Agent’s and Purchasers’ accrued legal fees and expenses), and the principal amount of the Delayed Draw Term Notes outstanding under the Note Purchase Agreement (as amended by this Amendment) shall be $0.00 (which amount is exclusive of the Delayed Draw Note Commitment Fee), and (iii) to the extent such Person granted liens on or security interests in any of its property pursuant to any such Note Document as security for or otherwise guaranteed all or any portion of the Obligations under or with respect to the Note Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations purported to be secured by such Note Documents, as amended hereby.  Each Loan Party hereby consents to this Amendment and acknowledges that each of the Note Documents, as amended hereby, remains in full force and effect and is hereby ratified and reaffirmed.

Section 16.General Release.  In consideration of, among other things, the Purchasers’ and the Collateral Agent’s execution and delivery of this Amendment, the Company, Sprout and each other Loan Party, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against the Collateral Agent and Purchasers in any capacity and their affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the Third Amendment Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Note Documents or transactions contemplated thereby or any actions or omissions in connection therewith, (ii) any aspect of the dealings or relationships between or among the Company, Sprout and the other Loan Parties, on the one hand, and the Collateral Agent and/or the Purchasers, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof, or (iii) any aspect of the dealings or relationships between or among any or all of the Loan Parties and Sprout, on the one hand, and the Purchasers, on the other hand, but only to the extent such dealings or relationships relate to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof.  The receipt by the Company, Sprout or any other Loan Party of the proceeds of any Notes or other financial accommodations made by the Collateral Agent and the Purchasers after the Third Amendment Effective Date shall constitute a ratification, adoption, and confirmation by such party of the foregoing general release of all Claims against the Releasees that are based in whole or in part on facts, whether or not now known or unknown, existing on or prior to the date of receipt of any such proceeds or other financial accommodations.  In entering into this Amendment, the Company, Sprout and each other Loan Party consulted with, and has been represented by, legal counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Releasees and hereby agree and acknowledge that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof.  The provisions of this Section shall survive the termination of this Amendment, the Note Purchase Agreement, the other Note Documents and payment in full of the Obligations.

Section 17.Covenant Not to Sue.  Each Releasor, on behalf of itself and its successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that such Releasor will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by the Releasors pursuant to Section 16 hereof.  If the Releasors or any of their respective successors, assigns or other legal representatives violate the foregoing covenant, each Releasor, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by any Releasee as a result of such violation.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

Company:

NEPTUNE WELLNESS SOLUTIONS
INC., a Québec Corporation

By:	/s/ Lisa Gainsborg
Name:	Lisa Gainsborg
Title:	Interim CFO

NEPTUNE GROWTH VENTURES,
INC. (acknowledging Sections 5, 16 and
17 of this Amendment)

By:	/s/ Lisa Gainsborg
Name:	Lisa Gainsborg
Title:	Interim CFO

SPROUT FOODS, INC. (acknowledging
Sections 5, 7(b), 16 and 17 of this
Amendment)

By:	/s/ John Wirt
Name:	John Wirt
Title:	Interim CEO

Third Amendment to Note Purchase Agreement

Collateral Agent:

CCUR HOLDINGS, INC.

By:	/s/ Igor Volshteyn
Name:	Igor Volshteyn
Title:	CEO

Third Amendment to Note Purchase Agreement

Purchasers:

CCUR HOLDINGS, INC.

By:	/s/ Igor Volshteyn
Name:	Igor Volshteyn
Title:	CEO

ADDRESS:

3800 N. Lamar Blvd.
Suite 200
Austin, TX 78756
Attention: Igor Volshteyn, Matthew Gerritsen
Email: igor.volshteyn@ccurholdings.com;
and matthew.gerritsen@ccurholdings.com

SYMBOLIC LOGIC, INC.

By:	/s/ Igor Volshteyn
Name:	Igor Volshteyn
Title:	CEO

ADDRESS:

3800 N. Lamar Blvd.
Suite 200
Austin, TX 78756
Attention: Igor Volshteyn
Email: igor@symbl.com

Third Amendment to Note Purchase Agreement